Exhibit 10.(b)
WM. WRIGLEY JR. COMPANY
STOCK AWARD PROGRAM
(As Amended and Restated Effective January 1, 2008)
          Incorporated into and adopted under the Wm. Wrigley Jr. Company 1997 Management Incentive Plan, 2007 Management Incentive Plan, and any successor thereto
          1. Purposes. The purposes of this Wm. Wrigley Jr. Company Stock Award Program (the “Program”) are (a) to provide equity that may be used to supplement benefits for such Eligible Employees of the Wm. Wrigley Jr. Company (the “Company”) and its Associated Companies as may be designated for participation in the Program by awarding shares of the Common Stock; (b) to further the Eligible Employee’s identity of interest with the interests of the Company’s stockholders and increase the Eligible Employee’s stake in the future growth and prosperity of the Company; (c) to provide certain Eligible Employees with the opportunity to defer all or any portion of their stock awards under the terms of the Company’s Executive Compensation Deferral Program (the “Deferral Program”); and (d) to enable the Company to employ Eligible Employees and to compete with other organizations in attracting and retaining the services of competent executives.
          2. Definitions. Unless otherwise required by the context, the following terms shall have the meaning set forth in this Section 2:
          (a) Associated Company: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.
          (b) Beneficiary: The beneficiary designated in writing, from time to time, by the Eligible Employee, and failing such designation, the spouse, the children (per stirpes), the parents or the estate (in that order) of the Eligible Employee.
          (c) Board of Directors or Board. The Board of Directors of the Company.
          (d) Committee or Compensation Committee. The Compensation Committee of the Board of Directors (or such other committee that is designated by the Board) which shall administer the Program pursuant to the provisions of Section 1.5 of the 1997 Management Incentive Plan, Section 1.6 of the 2007 Management Incentive Plan, or such other management incentive plan then in effect.
          (e) Common Stock. The Common Stock of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 1.6 of the 1997 Management Incentive Plan, Section 1.7 of the 2007 Management Incentive Plan, or such other management incentive plan then in effect.
          (f) Company. Wm. Wrigley Jr. Company, a Delaware corporation.
          (g) Deferral Program. The Wm. Wrigley Jr. Company Executive Compensation Deferral Program, as amended from time to time.

          (h) Eligible Employee. An employee of the Company or of an Associated Company (including an officer or director who is an employee), who in the opinion of the Committee can contribute significantly to the growth and profitability of the Company or an Associated Company. The grant of a stock award to an employee by the Committee shall be deemed a determination by the Committee that such employee is an Eligible Employee.
          (i) Fair Market Value. As applied to any date, the closing sale price of a share of Common Stock on the New York Stock Exchange on such date or, if no sale were made on such date, on the next preceding date on which there was a sale of the Common Stock on such exchange; provided, however, that if such method of determining Fair Market Value shall not be consistent with regulations of the Treasury Department at the time applicable to the determination of Fair Market Value in respect of a stock award, Fair Market Value shall be determined in accordance with such regulations and shall mean the value as so determined.
          (j) Share Unit. A unit equivalent to one share of the Common Stock.
          3. Grants of Stock Award. Subject to the provisions of the Program, the Committee may at any time, or from time to time, grant stock awards under this Program to Eligible Employees. Stock awards may be granted either with or without consultation with employees, but, anything in the Program to the contrary notwithstanding, the Committee shall have full authority to act in the matter of selection of all Eligible Employees, including those who are members of the Board of Directors, and granting stock awards to them.
          4. Stock Awards. Stock awards granted under the Program shall be subject to the following provisions:
          (a) A stock award shall be granted to an Eligible Employee at the discretion of the Committee.
          (b) For the purposes of the Program, in determining the value of a stock award, all shares of the Common Stock subject to such award shall be valued at not less than the Fair Market Value of such shares during such period immediately preceding and/or immediately following the date such award is granted, as the Committee shall determine.
          (c) Participants may elect to defer the receipt of any portion of their stock awards in accordance with the terms of the Deferral Program, and any deferred shares shall be credited as Share Units, subject to the terms of the Deferral Program.
          (d) All shares of the Common Stock subject to a stock award granted to an Eligible Employee that such Eligible Employee has not elected to defer pursuant to Paragraph (c) above, shall be issued in the name of such Eligible Employee at the time the stock award is granted, but custody shall not be transferred to the Eligible Employee until as soon as administratively practicable after the termination of the Eligible Employee’s employment with the Company.
          (e) A stock award and any Share Units related thereto may contain such other terms and conditions as the Committee shall determine with respect to payment or forfeiture of all or any part of the stock award upon termination of employment.
          (f) A stock award and any Share Units related thereto shall be subject to such other terms and conditions, including, without limitation, restrictions on sale or other disposition of the stock award or of the shares issued or transferred pursuant to such stock award, as the Committee shall determine. Upon the issuance or transfer of shares pursuant to a stock award or any Share Units related thereto, the recipient shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, vote and exercise all other rights of a stockholder except to the extent otherwise provided in the stock award. Each stock award shall be evidenced by a written instrument in such form as the Committee shall determine, provided the stock award is consistent with the Program and incorporates it by reference.
          5. Term. The Program shall be deemed to have been adopted and to have become effective January 1, 1984 and shall continue until terminated by the Board.
          6. General Provisions.
          (a) With respect to any shares of the Common Stock issued, transferred or deferred under any provisions of the Program or the Deferral Program, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Program or Deferral Program, as the Board of Directors or Committee may direct and, without limiting the generality of the foregoing, provision may be made in the grant of stock awards that shares issued, transferred or distributed upon, or subsequent to their grant or exercise shall be restricted shares subject to forfeiture upon failure to comply with conditions and restrictions imposed in the grant of such stock award.
          (b) Nothing in the Program nor in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or an Associated Company or shall affect the right of the Company or of an Associated Company to terminate the employment of any employee with or without cause.
          (c) No shares of the Common Stock shall be issued, transferred or distributed pursuant to a stock award unless and until all legal requirements applicable to the issuance, transfer or distribution of such shares have, in the opinion of counsel to the Company, been complied with.
          (d) No employee (individually or as a member of a group), and no Beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any shares of the Common Stock allocated or reserved for the purposes of the Program or subject to any stock award except as to such shares of the Common Stock, if any, as shall have been issued or transferred to him or her.
          (e) The Company or an Associated Company may, with the approval of the Committee, enter into an agreement or other commitment to grant a stock award in the future to a person who is or will be an Eligible Employee at the time of grant, and, notwithstanding any other provision of the Program, any such agreement or commitment shall not be deemed the grant of a stock award until the date on which the Committee takes action to implement such agreement or commitment.
          (f) In the case of a grant of a stock award to any employee of an Associated Company, such grant may, if the Board of Directors so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the stock award to the Associated Company, for such lawful consideration as the Board of Directors may specify, upon the condition or understanding that the Associated Company will transfer the shares to the employee in accordance with the terms of the stock award specified by the Committee pursuant to the provisions of the Program. Notwithstanding any other provision hereof, such stock award may be issued by and in the name of the Associated Company and shall be deemed granted on the date it is approved by the Committee, on the date it is delivered by the Associated Company, or on such other date between such two dates, as the Committee shall specify.
          (g) The Company or an Associated Company may make such provisions as it may deem appropriate for the withholding of any taxes that the Company or Associated Company determines is required to be withheld in connection with any stock award, including permitting the Eligible Employee to trade back shares of the Common Stock distributed to such Eligible Employee pursuant to the terms of a stock award.
          (h) Except as otherwise required by applicable law, no rights under the Program, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except that, under such rules and regulations as the Committee may establish, an Eligible Employee may designate a Beneficiary to receive, in the event of death, any amount that would otherwise have been payable to the Eligible Employee or that may become payable on account of his or her death except that, if any amount shall become payable to the executor or administrator of the executive, such executor or administrator may transfer the right to the payment of any such amount to the person, persons or entity (including a trust) entitled thereto under the will of the executive or, in case of intestacy, under the laws relating to intestacy.
          (i) Nothing in the Program is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any plan, any other program, practice or arrangement for the payment of compensation or benefits to employees generally or to any class or group of employees, which the Company or any Associated Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, stock purchase, insurance, incentive compensation or bonus plan.
          7. Section 162(m). Notwithstanding any provision of the Program to the contrary, solely with respect to stock awards granted hereunder that are intended to comply with Section 162(m), such stock awards shall be granted and administered in accordance with Article IX of the 1997 Management Incentive Plan or Article VIII of the 2007 Management Incentive Plan, as the case may be.

4